UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34217	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina		27703
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2011 and February 14, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Icagen, Inc. (“Icagen” or the “Company”) took the following actions with respect to the compensation of the Company’s executive officers:

1. Executive Officer Salaries. On February 8, 2011, the Compensation Committee approved the following salaries for the Company’s executive officers, effective as of February 8, 2011:

Executive Officer	Base Salary for 2011
P. Kay Wagoner, Ph.D., Chief Executive Officer and President	$344,177
Richard D. Katz, M.D., Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	$315,180

In light of economic and financial market conditions and their impact on the Company, Dr. Wagoner entered into a letter agreement with the Company on February 11, 2009 (the “2009 Letter Agreement”) to voluntarily decline her 2% cost-of-living base salary increase approved by the Compensation Committee on January 23, 2009, and additionally voluntarily took a 10% reduction to her base salary then in effect. On February 8, 2011, the Compensation Committee approved a 3% cost-of-living base salary increase for Dr. Wagoner which constituted a “Determination Date” pursuant to the 2009 Letter Agreement and triggered termination of the 2009 Letter Agreement. On February 14, 2011, in light of continuing economic and financial market conditions and their impact on the Company, Dr. Wagoner entered into a letter agreement with the Company (the “2011 Letter Agreement”) pursuant to which she continued to forego the 2% cost-of-living base salary increase approved by the Compensation Committee on January 23, 2009 and the reduction of her base salary by 10% of its 2008 level. As a result, Dr. Wagoner’s base salary for 2011 will be $344,176 (the “Adjusted Salary”), rather than $388,731 (the “Approved Salary”), which would have been Dr. Wagoner’s base salary for 2011 had she not continued to forego her raise from 2009 and continued the reduction to her base salary by 10% of its 2008 level.

Pursuant to the 2011 Letter Agreement, Dr. Wagoner’s Adjusted Salary will continue in effect until such time as the Compensation Committee, in its discretion, determines that conditions warrant payment of the Approved Salary or a different base salary, provided that upon the occurrence of a Change of Control of the Company, as defined in Dr. Wagoner’s employment agreement with the Company, the Approved Salary (or such other base salary approved by the Compensation Committee and then in effect) will be automatically reinstated. Dr. Wagoner’s bonus target for 2011, which is discussed below, will be calculated based upon the Approved Salary rather than the Adjusted Salary, and in the event Dr. Wagoner becomes entitled to severance payments under the terms of her employment agreement, the amount of such payments will be also be calculated based upon the Approved Salary rather than the Adjusted Salary.

The 2011 Letter Agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference. The foregoing summary of the 2011 Letter Agreement is qualified entirely by reference to the full text of the 2011 Letter Agreement.

2. 2010 Executive Officer Bonuses. In light of current economic and financial conditions and other factors, which have impacted overall company performance, the Compensation Committee determined on February 8, 2011 that no cash bonuses would be awarded to the Company’s executive officers for 2010.

3. 2011 Executive Officer Bonus Targets. On February 8, 2011, the Compensation Committee approved the following cash bonus targets for the Company’s executive officers for 2011, which targets are unchanged from 2010 levels:

Executive Officer	Bonus Target for 2011
P. Kay Wagoner, Ph.D., Chief Executive Officer and President	Up to 50% of base salary
Richard D. Katz, M.D., Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	Up to 40% of base salary

Cash bonuses for Dr. Wagoner and Dr. Katz for 2011 will be based on the achievement of specified corporate performance objectives. The corporate performance objectives for 2011 are progression of research and clinical development programs; increasing shareholder confidence; improving financial stability through corporate and business development strategies; and achieving top ethical, financial, legal, reporting and compliance standards. The actual amount of such cash bonuses, if any, will be determined in the discretion of the Compensation Committee, subject to the maximum bonus targets shown above. The Compensation Committee will evaluate the Company’s and each executive’s performance against the objectives listed above from time to time during 2011, and may, in its discretion, approve the payment of any bonuses during 2011 or in early 2012.

4. Restricted Stock Unit Agreements. On February 8, 2011, the Company entered into restricted stock unit agreements (each, a “Restricted Stock Unit Agreement”) with each of the executive officers of the Company listed below. Each Restricted Stock Unit Agreement evidences a grant by the Company of restricted stock units (“RSUs”) under the Company’s 2004 Stock Incentive Plan (the “Plan”). The number of RSUs granted to each of the recipients is set forth opposite his or her name below:

Executive Officer	Number of RSUs
P. Kay Wagoner, Ph.D., Chief Executive Officer and President	100,000
Richard D. Katz, M.D., Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	50,000

The RSUs granted to Dr. Wagoner and Dr. Katz will vest in four equal semi-annual installments commencing on February 8, 2011. If the recipient ceases to be employed by the Company for any reason before the vesting of any RSUs, the recipient will automatically forfeit all rights to any RSUs for which vesting has not occurred. Until each applicable vesting date, the recipient will have no rights to any shares, and until the Company delivers the shares to the recipient, the recipient will not have any rights associated with such shares, including without limitation dividend or voting rights.

Upon the occurrence of a Change in Control Event, as defined in the Plan, regardless of whether such event also constitutes a Reorganization Event (as defined in the Plan), each RSU will continue to vest in accordance with the original vesting schedule, provided that each RSU will immediately become fully vested if, on or prior to the 18-month anniversary of the date of the Change in Control Event, the recipient’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason, as defined in the Plan, by the recipient or is terminated without Cause, as defined in the Plan, by the Company or the acquiring or succeeding corporation.

The form of Restricted Stock Unit Agreement evidencing the grants of RSUs to Dr. Wagoner and Dr. Katz is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The foregoing summary is qualified entirely by reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter Agreement, dated February 14, 2011, between the Company and P. Kay Wagoner

99.2	Form of Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ P. Kay Wagoner
Date: February 14, 2011		P. Kay Wagoner, Ph.D. Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement, dated February 14, 2011, between the Company and P. Kay Wagoner

99.2	Form of Restricted Stock Unit Agreement